SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

April 28, 2016

Date of Report (Date of Earliest Event Reported)

Total System Services, Inc.

(Exact Name of Registrant as Specified in its Charter)

Georgia (State of Incorporation)	1-10254 (Commission File Number)	58-1493818 (IRS Employer Identification No.)

One TSYS Way, Columbus, Georgia 31901

(Address of principal executive offices) (Zip Code)

(706) 644-6081

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

The 2016 Annual Meeting of Shareholders of Total System Services, Inc. (“TSYS”) was held on April 28, 2016. TSYS’ shareholders voted on the following three proposals which are detailed in TSYS’ definitive proxy statement on Schedule 14A which was filed with the Securities and Exchange Commission on March 16, 2016, and cast their votes as described below.

Proposal 1

TSYS’ shareholders elected thirteen individuals to the Board of Directors as set forth below:

Name	For	Against	Abstain	Broker Non-Vote

James H. Blanchard	122,576,047	6,870,474	56,634	26,943,757

Kriss Cloninger III	125,491,010	3,960,911	51,234	26,943,757

Walter W. Driver, Jr.	126,366,265	3,069,250	67,640	26,943,757

Sidney E. Harris	126,339,732	3,102,548	60,875	26,943,757

William M. Isaac	127,586,795	1,815,292	101,068	26,943,757

Pamela A. Joseph	124,006,640	5,397,845	98,670	26,943,757

Mason H. Lampton	122,404,059	7,042,188	56,908	26,943,757

Connie D. McDaniel	128,143,919	1,232,772	126,464	26,943,757

Philip W. Tomlinson	121,031,872	8,399,090	72,193	26,943,757

John T. Turner	126,270,490	3,157,927	74,738	26,943,757

Richard W. Ussery	121,836,808	7,615,732	50,615	26,943,757

M. Troy Woods	119,511,996	9,325,622	665,537	26,943,757

James D. Yancey	113,410,303	16,032,265	60,587	26,943,757

Proposal 2

TSYS’ shareholders ratified the appointment of KPMG LLP as the independent auditor of TSYS for the fiscal year ending December 31, 2016 as set forth below:

For	Against	Abstain
154,003,979	2,150,693	292,240

Proposal 3

TSYS’ shareholders approved, on an advisory basis, TSYS’ executive compensation as set forth below:

For	Against	Abstain	Broker Non-Vote
122,859,034	6,132,435	511,686	26,943,757

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOTAL SYSTEM SERVICES, INC.

Dated: April 29, 2016	By:	/s/ Kathleen Moates
Kathleen Moates
Senior Deputy General Counsel

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